UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Avista Corporation (Avista Corp. or the Company) with the Securities and Exchange Commission on October 22, 2012 pursuant to the proviso to Item 2.05 of Form 8-K. The purpose of this amendment is to disclose the estimated financial impact of the voluntary severance incentive program now that it can be reasonably estimated.

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 22, 2012, Avista Corp. announced a voluntary severance incentive program. The Company had concluded that in order to achieve necessary long-term, sustainable, Company-wide savings, it must undergo a reduction in its total workforce to reduce employment and related costs, in addition to other cost saving measures.

In general, most regular full and part-time employees of Avista Corp. (not including any of its subsidiaries) who were not covered by a collective bargaining agreement were eligible to participate in the program. Employees electing to participate were required to notify the Company by December 14, 2012, with Company management signing its approval or disapproval of the termination by no later than December 21, 2012. Approved participants in the program can revoke their election by December 28, 2012 and remain employed with the Company if they choose.

Based on the response to the program by interested employees and the approvals by Company management as of December 20, 2012, the program will result in the termination of 56, or approximately 6 percent, of the eligible 919 non-union employees, and the total estimated severance costs under the program are expected to be approximately $7.5 million (pre-tax). The total severance costs are made up of the severance payments and the related payroll taxes and employee benefit costs. Approximately 50 percent of the applicants to the program were approved for termination by Company management. The long-term operating and maintenance cost savings under the program are expected to exceed the severance costs of the program and the expected payback period for the severance costs will be approximately 1.5 years.

Each participant in the program will be entitled to receive severance pay in an amount calculated by reference to the participant’s years of service and base pay as of December 31, 2012. In no event will the amount of severance pay exceed 78 weeks of a participant’s base pay.

All terminations under the voluntary severance incentive program are expected to be completed by December 31, 2012. The cost of the program will be recognized as expense during the fourth quarter of 2012 and severance pay will be distributed in a single lump sum cash payment to each participant as soon as administratively practicable after December 31, 2012 and in no event later than February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	December 20, 2012	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President
and Chief Financial Officer